Exhibit 10.4

                     FALCON INTERNATIONAL CONSULTING LIMITED
                                   PO BOX 173
                                KINGSTON CHAMBERS
                                    ROADTOWN
                                     TORTOLA
                             BRITISH VIRGIN ISLANDS

Blackwater Midstream.

28 May 2008

Gentlemen:

1.       INTRODUCTION

1.1 This letter confirms the basis on which Blackwater Midstream. has engaged us, Falcon International Consulting Limited, to provide services with respect to introducing you to potential investors, and raising capital for you on a best efforts basis.

2.       DEFINITIONS

         In this letter, the following expressions shall have the following meanings:

         "Closing" means the date on which a Transaction is completed. If funding is received and accepted by you in more than one tranche, there may be multiple Closings.

         "FSA" means Financial Services Authority.

         "Letter" means this letter and any appendices and schedules attached.

         "BWMS" means Blackwater Midstream., a Louisiana (USA) corporation

         "Relevant Person" means subsidiaries, affiliates, directors, officers, employees, consultants, agents of subsidiaries and affiliates and agents of successors and assigns of Falcon International Consulting Ltd.

         "Selling Memorandum" means a private placement memorandum or other offer document prepared on behalf of BWMS.

         "Transaction" means a raising of capital for BWMS.

         "UK Falcon" means Falcon Capital LLP, the UK affiliate of Falcon International Consulting Ltd.

3.       OUR SERVICES

         3.1 We agree to perform such of the following advisory services as you may reasonably and specifically request, including:

                  3.1.1 familiarising ourselves to the extent we deem it appropriate and feasible with your business, management, operations, finances and prospects;

                  3.1.2 assessing the strengths, weaknesses and opportunities available to you which may include an examination of the demand of the market for your goods and services;

                  3.1.3    undertaking an evaluation of your management;

                  3.1.4 preparing budget projections and developing financial models with you;

                  3.1.5 identifying and evaluating with you candidates for a potential Transaction;

                  3.1.6 assisting you in preparing a Selling Memorandum describing yourselves and your business for distribution to potential parties to a Transaction, which may involve the preparation of specific additional documents individually tailored for each potential party to a Transaction;

                  3.1.7 contacting potential candidates which we together have agreed may be appropriate for a potential Transaction, whether it be a specific candidate or a class of candidates; in rendering such services, we may meet with representatives of such candidates and provide such representatives with such information about you as may be appropriate, subject to the confidentiality provisions of Section 5 and provided that no information we provide will be inconsistent with any information contained in the Selling Memorandum;

                  3.1.8 developing strategies with you to inform and educate potential candidates for parties to a Transaction;

                  3.1.9 working on your behalf with potential candidates for parties to a Transaction to ensure they have a full understanding of the potential value of you and your business;

                  3.1.10 advising and assisting you in considering the desirability of effecting a Transaction and, if you believe such a Transaction to be desirable, in developing and implementing a general strategy for accomplishing a Transaction or, if more than one, a series of Transactions;

                  3.1.11 advising and assisting your senior management in making presentations to potential parties to Transactions;

                  3.1.12 advising and assisting you in the course of the negotiation of a Transaction, and actively participating in such negotiations and in the drafting of suitable sale and purchase agreements, in each case if appropriate; and

                  3.1.13 assisting you, where appropriate, after the completion of a Transaction (or Transactions), in your ongoing relationship with and obligations to investors and/or any other relevant parties to the Transaction(s), including (without limit) assisting you in meeting the conditions and objectives agreed pursuant to the Transaction(s).

         3.2 We will not be required to provide services other than those referred to above, and in particular, we will not be responsible for providing or arranging loan facilities or underwriting services. Any other services or specialist advice (such as, without limit, advice on legal, regulatory, accounting, actuarial or taxation matters) shall be specifically arranged by you with other specialist advisers and we will not have any responsibility or liability in respect of any services or advice provided to you by any other person but we will be responsible for any services provided to you by our subsidiaries and affiliates.

         3.3 You will furnish us, and if you enter into negotiations with a counterparty regarding a possible Transaction, request such a counterparty to furnish to us, such information as we reasonably request in connection with the performance of our services hereunder. You understand and agree that, in performing our services hereunder, we will use and rely on the information you have provided, as well as publicly available information relating to you and any potential counterparty, and we do not assume responsibility for independent verification of any information whether publicly available or otherwise furnished to us relating to you or any potential counterparty, including, without limitation, all financial information, forecasts or projections considered by us in connection with the rendering of our services. Accordingly, we shall be entitled to assume and rely on the accuracy and completeness of all such information and we are not required to conduct a physical inspection of any property or assets or prepare or obtain any independent evaluation or appraisal of any of your assets or liabilities or those of any potential counterparty. With respect to any financial forecast and projections made available to us by you or any counterparty and used by us in our analysis, we shall be entitled to assume that such forecast and projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgements of your management or the management of any potential counterparty to a Transaction as the case may be.

4.       ASSOCIATES AND AFFILIATES

         4.1 In providing our services, we will make use of associate and affiliate companies. In particular, we will utilise the services of our UK affiliate, Falcon Capital LLP (UK FALCON), authorised and regulated by the FSA in the UK to transmit a Selling Memorandum on your behalf. We will instruct UK Falcon as appropriate. You will become the indirect customer of UK Falcon and will have the benefit of the obligations they owe you as a regulated entity. Your attention is drawn to the schedule attached which sets out various matters which UK Falcon is required to bring to your attention pursuant to the rules and guidance of the FSA (FSA RULES).

         4.2 You authorise UK Falcon as your representative to transmit the Selling Memorandum to potential parties to a Transaction (if appropriate, after completion of a confidentiality agreement in a form acceptable to you). You hereby acknowledge that all information contained in the Selling Memorandum has been provided by you or based on information provided by you or third parties on your behalf, and you will be solely responsible for the contents thereof unless it is found in a final judicial determination or a settlement equivalent thereto that we have acted in a manner which is found to constitute bad faith or wilful misconduct on our part or the part of any of our affiliates or subsidiaries.

5.       CONFIDENTIALITY

5.1 All material non-public information concerning you or your business which is given to us by or on your behalf will be used solely in the course of the performance of our services hereunder and will be treated confidentially by us so long as it remains non-public. Neither we nor any other Relevant Person will trade in the securities of SKYP while we are in possession of such material non-public information. We will not disclose such information to any third party, except (i) disclosure to candidates for a potential Transaction who have agreed to retain such information in confidence and who have agreed not to trade in the securities of SKYP while in possession of such material non-public information, and (ii) as otherwise required by law or by applicable regulations or by judicial or regulatory process (in which case we will first obtain your consent, which you will not unreasonably withhold). The obligations under this paragraph shall terminate on the second anniversary of the date of the termination of our engagement under this agreement.

6.       FEES

         6.1 You will pay us for our services fees equal to the following amounts, calculated solely with respect to the cash proceeds of Transactions with counterparties that we have introduced to you:

                  6.1.1 A CASH FEE EQUAL TO (I) 10% CASH ON CASH ($4,000,000 RAISED = $400,000 CASH FEE)

                  6.1.2 an equity fee paid in BWMS restricted common stock (EQUITY FEE SHARES), calculated at $2.00 per share, equal to (i) 10% of cash funded into your designated account ($5,000,000 raised = $500,000 in Equity Fee Shares at offering price), or 250,000 shares

                                   Falcon has the right to assign one Board Seat

         6.2 The Equity Fee Shares will not be registered under the Securities Act of 1933, as amended. We represent and acknowledge that we have read and understand all of the matters contained under the heading "Risk Factors" in the Selling Memorandum, and that we are acquiring the Equity Fee Shares as an investment for our own account, and not for the purpose of a distribution. We also acknowledge that certificates representing the Equity Fee Shares will bear a legend substantially as follows:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE."

7.       TRANSACTIONS

         7.1 The offering will commence on 1 June 2008, and will run through 31 July 2008. The offering can be extended with the mutual consent of both parties.

         7.2 Upon agreement of this letter BWMS authorises Falcon International Consulting Limited to undertake a Transaction for up to $5,000,000, at a valuation of $53 million post money, which amount can be expanded with the mutual consent of both parties. The offering will have no fixed minimum

8.       EXPENSES

         8.1 In addition to any fees that may be payable to us hereunder and regardless of whether any Transaction is proposed or closed, you hereby agree from time to time to reimburse us for all our reasonable travel and other out of pocket expenses incurred in connection with any actual or proposed Transaction arising out of or in connection with our engagement by you on the terms of this letter, for which we receipts will be submitted. Expenses will be capped at 2% of the transaction

9.       TERMINATION

         9.1 Our engagement hereunder may be terminated by either party at any time with or without cause by written notice given by one party to the other. In the event that our engagement is terminated by you without a Closing having occurred and, at any time prior to the expiration of one year after such termination by you, a Transaction is closed with a counterparty introduced by us or you enter into a definitive agreement which leads to a Transaction with a counterparty introduced by us, we shall be entitled to our Advisory Fee; and the provisions of this Section and of Sections 6 and 10 -13 shall survive such termination.

10.      PUBLICITY

         10.1 In the event of the Closing of any Transaction we shall have the right at our own expense to disclose our participation in such Transaction, subject to your consent with respect to both the content and timing of that disclosure, which consent will not be unreasonably withheld.

11.      SCOPE OF RESPONSIBILITY

         11.1 We and any Relevant Persons shall not be liable to you, or any person claiming through you, for any claim, loss, damage, liability, cost or expense suffered by you or any such other person arising out of or related to our engagement hereunder, except for any claim, loss or expense that arises primarily out of or is based primarily upon any action or failure to act by us (other than an action or failure to act undertaken at your request or with your express written consent) that is found in the final judicial determination (or a settlement equivalent thereto) to constitute bad faith, wilful misconduct or gross negligence on our part or a breach of any obligation owed to you by UK Falcon pursuant to the FSA Rules or the regulatory system.

12.      INDEMNITY

         12.1 You agree to indemnify and hold harmless each and every Relevant Person to the full extent lawful against any and all claims, losses, damages, liabilities, costs and expenses as incurred (including all reasonable fees and expenses of counsel and all reasonable travel and other out of pocket expenses incurred) in connection with the investigation of, preparation for, and defence of any pending or threatened claim or any litigation or other proceedings arising therefrom, whether or not litigation is filed and whether or not any Relevant Person is made a party, arising out of or related to any actual or proposed Transaction or our engagement hereunder; provided there shall be excluded from such indemnification any claims, losses, damages, liabilities, costs or expenses that arise primarily out of or are based primarily upon any action or failure to act by us (other than an action or failure to act undertaken at your request or with your express written consent) that is found in a final judicial determination (or a settlement equivalent thereto) to constitute our bad faith, wilful misconduct or gross negligence.

         12.2 You will not without our prior written consent settle any litigation relating to our engagement hereunder unless such settlement includes an express, complete and unconditional release of each Relevant Person with respect to all claims asserted in such litigation or relating to our engagement hereunder, such release to be set forth in any instrument signed by all the parties to such settlement.

13.      GOVERNING LAW AND JURISDICTION

         13.1 This agreement shall be governed by and construed in accordance with the laws of the British Virgin Islands without regard to the conflicts of laws provisions thereof. You agree to submit to the non-exclusive jurisdiction of the courts of the British Virgin Islands located in Roadtown, Tortola, British Virgin Islands in connection with any dispute relating to the terms of this letter or any of the matters contemplated by it and waive to the fullest extent permitted by law the right to move to dismiss or transfer any action brought in such court on the basis of any objection to jurisdiction or venue.

         13.2 You hereby irrevocably consent to the service of process in any such proceeding by the mailing of copies of such process to you at the last address you have provided to us.

14.      OUR DUTIES

         14.1 You agree and understand that we have been engaged by you and you alone and our engagement is not to be deemed to be on behalf of and nor is it intended to confer rights upon any other person including any shareholder, partner or other owner of you or any person not a party to the agreement set out in this letter as against us or any Relevant Person. Unless otherwise expressly agreed, no one other than you is authorised to rely on your engagement of us in any statements, advice, opinions or conduct by us and you will not disclose such statements, advice, opinions or conduct to others (except your professional advisers or as required by law). Without limiting the foregoing, any opinions or advice rendered to your board or management in the course of your engagement of us are for the purposes of assisting your board and management as the case may be in evaluating a Transaction and do not constitute a recommendation to any person concerning action that such person might or should take in connection with the Transaction. Our role herein is that of an independent contractor, nothing herein is intended to create or shall be construed as creating any fiduciary relationship between us or any partnership between us.

15.      DISCLOSURE

         15.1 You agree and acknowledge that we may have and may continue to have relationships with other parties in the course of which we may acquire information which is of interest or benefit to you. We have no obligation to disclose any information to you. You shall have no entitlement to share or participate in any revenues we derive from any engagement we may undertake.

16.      MISCELLANEOUS

         16.1 This letter contains the entire agreement between us and supersedes all prior agreements, arrangements and understanding (both written and oral) and cannot be amended or otherwise modified except in writing and signed by both of us. The provisions of this agreement shall be binding on the successors and the assigns of each of us. All fees and other amounts to be paid to us pursuant to the terms of this letter shall be paid in U.S. dollars or NCOA shares, as specified, free and clear of and without deductions or withholding on account of, taxes of any kind, provided that we shall have provided you such information as you may reasonably request in order that you may comply with applicable laws and regulations.

17.      ACCEPTANCE

         17.1 Can you please confirm your acceptance of our engagement on the terms set out in this letter by signing, dating and returning the attached copy. The top copy is for you to keep for your records.

     Yours truly

     For FALCON INTERNATIONAL CONSULTING LIMITED

     By: ______________________________

         We hereby confirm your engagement on and subject to the terms and conditions set out in this letter.

     For BLACKWATER MIDSTREAM





     By: ______________________________

     Michael Suder